       COMPANY CONTACT:
Checkpoint Systems, Inc.
Craig Burns
Executive Vice President,
Chief Financial Officer and Treasurer
(856) 848-1800

INVESTOR RELATIONS CONTACT:
Bob Joyce
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

Checkpoint Systems, Inc. to Restate Financial Results From Prior Periods; Provides Preliminary Estimates of Fourth Quarter and Full Year 2006 Results

Thorofare, New Jersey, February 26, 2007 — Checkpoint Systems, Inc. (NYSE: CKP) today announced that the Company will restate its financial statements for the 2005 and 2004 fiscal years, as well as its quarterly financial statements for the first three quarters of 2006 and all of 2005. The restatement is due to the combined effect of financial statement errors attributable to the overstatement of revenue due to the improper activities of certain employees of the Company’s Japanese sales subsidiary, errors in the timing of recognition of revenue for certain transactions in the Company’s CheckNet® business, and income tax adjustments recorded in the fourth quarter of 2005 relating to prior years.

The adjustments relating to CheckNet® and income taxes, which are unrelated to the activities of the Japanese sales subsidiary, relate to inadvertent errors recorded in the incorrect period. The CheckNet® errors were identified during the process of preparing the 2006 financial statements, and the income tax errors were previously disclosed in the Company’s 2005 financial statements as a reduction of tax expense that should have been recorded in periods prior to 2005.

The Audit Committee of the Company’s Board of Directors with the assistance of independent legal counsel and forensic accountants has completed an independent investigation into the Company’s Japanese sales subsidiary, Checkpoint Systems Japan Co. Ltd. The Audit Committee has concluded, based on its investigation, that improper revenue recognition activities by certain employees of the subsidiary affected the financial reporting of the subsidiary and that the improper activities were solely contained within the Japanese sales subsidiary. The activities of the Japanese sales subsidiary caused the Company to over-report revenue by approximately $2.5 million to $3.5 million in the first nine months of 2006 and approximately $1.5 million to $2.5 million in fiscal 2005. The Japanese sales subsidiary generated approximately $30 million of revenue in 2005. As a result of the investigation, the employment of both the Chairman and the President of the Japanese sales subsidiary has been terminated. During the fourth quarter of 2006, the subsidiary dismissed its Controller and the General Manager of its RFID Business.

As a result, the Audit Committee has determined that the financial statements referred to above should no longer be relied upon. The Audit Committee has discussed this matter with the Company’s independent registered public accounting firm.

The Company expects the restatement to reduce net earnings for the first nine months of 2006 by approximately $1.0 million to $1.4 million, reduce net earnings for fiscal year 2005 by approximately $2.7 million to $3.5 million and to increase net earnings for fiscal year 2004 by approximately $1.2 million to $1.6 million. The prior period income tax adjustments previously disclosed in the Company’s 2005 financial statements represent approximately $1.6 million of the reduction in 2005 net earnings and $1.5 million of the increase in 2004 net earnings. The Company expects to file the restated financial statements with its Form 10-K for the year ended December 31, 2006, as soon as practicable.

The Company expects that the restatement will affect the Company’s previously reported financial results for the nine months ended September 24, 2006, fiscal year 2005, and fiscal year 2004 as follows:




Increase (Decrease)	Expected Range of Restatement Adjustments (in millions, except per share data)
	Nine Months ended Septemb er 24, 2006			Fiscal Year 2005			Fiscal Year 2004
    Revenue	    (3.0)	    to	    (4.0)	    (2.5)	    to	    (3.5)	    (1.0)	    to	    (1.5)
Operating income	(1.8)	to	(2.5)	(2.0)	to	(3.0)	0.1	to	(0.5)
Income taxes	(0.7)	to	(1.0)	0.8	to	0.5	(1.5)	to	(1.7)
Net income	(1.0)	to	(1.4)	(2.7)	to	(3.5)	1.2	to	1.6
Earnings per share, diluted	(0.02)	to	(0.03)	(0.07)	to	(0.09)	0.03	to	0.04



George Off, Chairman and Chief Executive Officer, stated, “We are very disappointed to have to restate our prior period financial results. We have identified the underlying issues and are taking corrective actions. We are working diligently to complete the restatement process as rapidly as possible.”

Until the restatement is completed, the Company’s estimates of the expected adjustments for 2005 and 2004 as well as its expected financial results for 2006 are subject to change. Any changes to estimates herein, which are not audited, as well as additional items that may be identified, could be material to the Company’s financial condition and results of operations for 2006, 2005 and 2004. Management will address issues that may arise during the course of the restatement process under the Audit Committee’s continued oversight.

Management is assessing the effect of the restatement on the Company’s internal control over financial reporting. Management will not reach a final conclusion on the restatement’s effect on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

The Company also announced that it will file Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission related to the March 1, 2007 deadline for filing its Form 10-K for the year ended December 31, 2006. The Company also anticipates that the New York Stock Exchange will notify the Company regarding its non-compliance with NYSE listing standards because of the Company’s inability to timely file the Form 10-K. The Company intends to request that the NYSE grant to the Company an extension in which to comply with the applicable listing standards.

Preliminary Estimates of Fourth Quarter and Full Year 2006 Results

The Company anticipates that it will exceed the high end of its previous fiscal 2006 guidance for revenue and diluted earnings per share from continuing operations (excluding restructuring expense and litigation settlement costs). The Company will provide guidance on its anticipated performance for the 2007 fiscal year upon finalizing the restatement and announcing fourth quarter and full year 2006 results.

Mr. Off continued, “Regarding the fourth quarter of 2006, which is not part of the restatement, we are extremely pleased with our business performance. We expect that our fourth quarter results will represent our largest quarterly reported and adjusted net earnings in the Company’s history. Our business showed strength across all geographies and we expect our operating margins to reflect significant improvement, having benefited from additional sales volumes, foreign exchange and cost reductions.”

Checkpoint Systems, Inc. is a multinational manufacturer and marketer of integrated systems solutions for retail security, labeling, and merchandising. Checkpoint is a leading provider of EAS and RFID systems, source tagging, hand-held labeling systems, and retail merchandising systems. Applications include automatic identification, retail security and pricing, and promotional labels. Operating directly in 32 countries, Checkpoint has a global network of subsidiaries and provides professional customer service and technical support around the world. Checkpoint Systems, Inc.'s website is located at www.checkpointsystems.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. Specific forward-looking statements with respect to this release relate to the expected results of the Company’s review of transactions, revenue items, expense items and other accounting matters with respect to Checkpoint Systems Japan Co. Ltd., the Company’s Japanese sales subsidiary (the “Subsidiary”); the Company’s ability to restate financial statements and financial information and to complete those restatements in a timely manner; the Company’s ability to complete and make prompt amended filings with respect to prior periods and to complete and file its Form 10-K for the year ended December 31, 2006; the detection by the Audit Committee investigation of all principal improper activities of personnel of the Subsidiary or other employees of the Company; the adequacy of internal controls and their conformity to applicable requirements; the impact of the investigation on the Company’s business operations, its relationships with business partners, employee relations and its pipeline; and anticipated costs and expenses of the investigation and related activities. Actual results of the Company may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including unanticipated accounting issues or audit issues regarding the financial data with respect to the Subsidiary for the periods to be restated or adjusted; inability of the Company or its independent registered public accounting firm to confirm information or data discovered in the investigation; unanticipated issues regarding the investigation that prevent or delay the Company’s independent registered public accounting firm from relying upon the investigation or that require additional efforts, procedures, review or investigation; the Company’s inability to design or improve internal controls to address issues detected in the investigation; the detection of wrongdoing or improper activities not detected and covered by the investigation; the impact upon operations of investigations, legal compliance matters or internal controls review, improvement and remediation; difficulties in controlling expenses, including costs of investigations, legal compliance matters or internal controls review, improvement and remediation; impact of changes in management or staff levels; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors Related to Our Business” in the Company’s Form 10-K for the fiscal year ended December 25, 2005, and in the “Management’s Discussion and Analysis” section of the Company’s Form 10-Q for the quarter ended September 24, 2006, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or via the Company’s investor relations web page at http://www.checkpointsystems.com. The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

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